                                                                    EXHIBIT 11.1

                            SYMPHONIX DEVICES, INC.

                       COMPUTATION OF NET LOSS PER SHARE

                                                                  CUMULATIVE
                          PERIOD FROM                            PERIOD FROM                              CUMULATIVE
                          MAY 17, 1994                           MAY 17, 1994                             PERIOD FROM
                            (DATE OF                               (DATE OF                              MAY 17, 1994
                           INCEPTION)        YEAR ENDED           INCEPTION)      NINE MONTHS ENDED        (DATE OF
                               TO           DECEMBER 31,              TO            SEPTEMBER 30,        INCEPTION) TO
                          DECEMBER 31, ------------------------  DECEMBER 31,  ------------------------  SEPTEMBER 30,
                              1994        1995         1996          1996         1996         1997          1997
                          ------------ -----------  -----------  ------------  -----------  -----------  -------------
                                                                                     (unaudited)          (unaudited)
Weighted average common
 shares outstanding for
 the period.............   1,770,726     1,961,551    2,190,040     2,021,812    2,104,243    2,546,285     2,145,509
Common equivalent shares
 pursuant to Staff
 Accounting Bulleting
 No. 83.................     851,441       851,441      851,441       851,441      851,441      851,441       851,441
Shares used in per share
 calculation............   2,622,167     2,812,992    3,041,481     2,873,253    2,955,684    3,397,726     2,996,950
                           =========   ===========  ===========  ============  ===========  ===========  ============
Net loss................   $(752,224)  $(3,651,811) $(6,108,556) $(10,512,591) $(4,392,914) $(5,624,976) $(16,137,567)
                           =========   ===========  ===========  ============  ===========  ===========  ============
Net loss per share......   $   (0.29)  $     (1.30) $    (2.01)  $      (3.66) $     (1.49) $     (1.66) $      (5.38)
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 There is no difference between primarily and fully dilutive loss per share for each period.